Exhibit 10.8(iii)
Amendment to Employment Agreement
This Amendment to Employment Agreement is made and entered into effective as of May 8th, 2006 (the “Effective Date”) by and between TopSpin Medical (Israel) Ltd., of 2 Yodfat St., North Industrial Zone, Lod, Israel (the “Company”) and Eyal Kolka, of 60 Hameri St., Givataim, Israel (the “Employee”).
WHEREAS, the Company and the Employee entered into a certain Employment Agreement dated as of April 25, 2001 as amended (the “Employment Agreement”); and
WHEREAS, the Company and the Employee wish to amend the Employment Agreement in the manner provided below.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:
1.	All terms not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

2.	As of the Effective Date, Employees Salary shall be increased to NIS 40,500 per month.

3.	Notwithstanding Section 3.1 of the Employment Agreement, the base index for the purpose of the adjustment of Employee’s Salary to the Consumer Price Index shall be the index known on the Effective Date.

4.	All other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.	Eyal Kolka

By:
Name:	Signature:
Title: